EXHIBIT 1
JOINT FILING AGREEMENT
By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the shares of Common Stock, par value $0.001 per share, of the Issuer is being filed on behalf of each of us.
DATED: May 15, 2009

SILVER LAKE SUMERU FUND, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P., its general partner

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	/s/ Ajay Shah

	Name:	Ajay Shah
	Title:	Managing Member

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P., its general partner

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	/s/ Ajay Shah

	Name:	Ajay Shah
	Title:	Managing Member

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	/s/ Ajay Shah

	Name:	Ajay Shah
	Title:	Managing Member

SLTA SUMERU (GP), L.L.C.

By:	/s/ Ajay Shah

	Name:	Ajay Shah
	Title:	Managing Member